EXHIBIT 99.1

Web.com Reports Third Quarter 2016 Financial Results

•	Reduced debt by $23.0 million

•	Generated $44.5 million in operating cash flow, up 26% year over year

•	Added $100 million to stock repurchase authorization and extended to end of 2018

JACKSONVILLE, Fla. - November 3, 2016 - Web.com Group, Inc. (NASDAQ: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the third quarter ended September 30, 2016.

“Web.com reported solid third quarter results highlighted by strong profitability and year over year growth in our value added services products. We have made good progress in our integration of Yodle and identified several product integration and go to market adjustments designed to better position the Company for improved performance over time. We believe the changes we are making will have a near term financial impact, but these steps are absolutely the right strategic moves for Web.com," said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, "We will be more measured in our investments during the integration and maintain our focus on strong profitability and cash flow. Today's announcement of a $100 million expansion and extension of our share repurchase program will provide us additional flexibility to deploy our significant free cash flow in ways that enhance shareholder value."

Summary of Third Quarter 2016 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $190.7 million for the third quarter of 2016, compared to $136.8 million for the third quarter of 2015. Non-GAAP revenue was $192.8 million for the third quarter of 2016, compared to $140.4 million in the year-ago quarter, and slightly below the Company's guidance range of $193 million to $195 million. The year over year increase in revenue is primarily due to the acquisition of Yodle.

•
GAAP operating income was $18.1 million for the third quarter of 2016, representing a 9% GAAP operating margin, compared to $16.7 million, representing a 12% GAAP operating margin, for the third quarter of 2015. Non-GAAP operating income was $43.9 million for the third quarter of 2016, representing a 23% non-GAAP operating margin, compared to $35.3 million for the third quarter of 2015, representing a 25% non-GAAP operating margin.

•
GAAP net income was $3.3 million, or $0.07 per diluted share, for the third quarter of 2016, representing a 2% GAAP net income margin. GAAP net income was $6.1 million, or $0.12 per diluted share, for the third quarter of 2015, representing a 4% GAAP net income margin. Non-GAAP net income was $38.4 million for the third quarter of 2016, or $0.76 per diluted share, exceeding the high end of the Company's net income guidance of $32 million to $34 million, or $0.63 to $0.67 per diluted share. The Company had non-GAAP net income of $32.5 million, or $0.62 per diluted share, for the third quarter of 2015.

•
Adjusted EBITDA was $49.6 million for the third quarter of 2016, compared to $39.3 million for the third quarter of 2015, representing a 26% and 28% adjusted EBITDA margin during the three months ended September 30, 2016 and 2015, respectively.

•	The Company generated cash from operations of $44.5 million for the third quarter of 2016, compared to $35.2 million of cash flow from operations for the third quarter of 2015.

•
Capital expenditures in the third quarter of 2016 increased in part due to a $1.9 million adjustment to conform Yodle and Web.com accounting practices. This will not have an impact on the full year results, but in the third quarter of 2016, it also reduced operating expenses and increased operating cash flow by $1.9 million.

Third Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,447,000 at the end of the third quarter of 2016, up approximately 5,000 from the end of the second quarter of 2016.

•
Web.com's average revenue per user (ARPU) was $18.47 for the third quarter of 2016 compared to $13.90 for the third quarter of 2015. ARPU was down sequentially during the third quarter of 2016 from $18.66 during the second quarter of 2016.

•	Web.com's trailing twelve month customer retention rate was 86.0% for the third quarter of 2016.

•	Web.com used $23.0 million in cash to reduce debt during the quarter.

•	Repurchased 32,000 shares for $0.6 million in the third quarter of 2016.

Conference Call Information
Management will host a conference call today, November 3, 2016, at 5:00 p.m. ET, to discuss Web.com's third quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 800-239-9838 (domestic) or 913-312-0702 (international). A replay of this conference call will be available until November 17, 2016, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 2618752.

About Web.com
Web.com Group, Inc. (Nasdaq: WEB) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the Company, in ways that management views or uses to assess the performance of the Company. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand the Company's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, asset impairment, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Basic and Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per basic and diluted share amortization of intangibles, asset impairment, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, and stock-based compensation, and includes estimated cash income tax payments, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation and amortization expense, asset impairment, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Gross Profit and Non-GAAP Gross Margin. Web.com excludes from non-GAAP gross profit and non-GAAP gross margin, fair value adjustment to deferred revenue and deferred expense, and stock based compensation charges, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in the Company's financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Asset impairment. Web.com has recorded expenses related to asset impairment and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Monthly average revenue per user, or ARPU. ARPU is a metric the Company measures on a quarterly basis. The Company defines ARPU as quarterly non-GAAP subscription revenue divided by the average of the number of subscribers at the beginning of the quarter and the number of subscribers at the end of the quarter, divided by three months. The Company excludes from subscription revenue the impact of the fair value adjustments to deferred revenue resulting from acquisition-related write downs.

Forward-Looking Statements

This press release includes "forward-looking statements" including, without limitation, statements regarding the benefits that it expects from several product integration and go to market adjustments it has made, and its expectations as the investments it intends to make and the effects this will have, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Amy Ebenstein
646-209-3312
amy.ebenstein@bm.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015 (1)	2016	2015 (1)

Revenue	$190,686	$136,821	$523,303	$405,141
Cost of revenue	58,380	45,412	167,189	139,319

Gross profit	132,306	91,409	356,114	265,822

Operating expenses:
Sales and marketing	55,304	35,033	157,867	106,392
Technology and development	15,538	9,062	47,896	26,019
General and administrative	19,094	16,735	54,391	48,819
Restructuring expense	1,133	—	2,047	335
Asset Impairment	1,979	—	1,979	—
Depreciation and amortization	21,165	13,846	59,351	41,439
Total operating expenses	114,213	74,676	323,531	223,004
Income from operations	18,093	16,733	32,583	42,818

Interest expense, net	(8,270)	(4,966)	(22,530)	(15,398)
Net income before income taxes	9,823	11,767	10,053	27,420
Income tax expense	(6,477)	(5,673)	(7,976)	(14,437)
Net income	$3,346	$6,094	$2,077	$12,983

Other comprehensive income:
Foreign currency translation adjustments	(198)	(524)	(1,405)	(434)
Unrealized (loss) gain on investments, net of tax	—	(30)	29	(29)
Total comprehensive income	$3,148	$5,540	$701	$12,520

Basic earnings per share:
Net income per basic common share	$0.07	$0.12	$0.04	$0.26
Diluted earnings per share:
Net income per diluted common share	$0.07	$0.12	$0.04	$0.25

(1) Included in the three and nine months ended September 30, 2015 are adjustments for the correction of an immaterial error in the classification of infrastructure costs, which were previously classified within cost of revenue and were reclassified to technology and development. In addition, the Company changed its accounting classification to record infrastructure costs supporting administrative platforms to be included in general and administrative expense. These were previously recorded in technology and development expense.

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,818	$18,706
Accounts receivable, net of allowance of $1,647 and $1,815, respectively	20,110	12,892
Prepaid expenses	15,008	8,151
Deferred expenses	60,941	59,400
Other current assets	1,777	4,380
Total current assets	119,654	103,529

Property and equipment, net	61,764	41,963
Deferred expenses	49,556	50,113
Goodwill	869,401	639,145
Intangible assets, net	433,104	318,107
Other assets	11,718	4,482
Total assets	$1,545,197	$1,157,339

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$21,468	$9,974
Accrued expenses	15,060	13,303
Accrued compensation and benefits	16,522	13,765
Deferred revenue	236,500	219,187
Current portion of debt	14,429	11,169
Deferred consideration	18,616	—
Other liabilities	4,045	3,802
Total current liabilities	326,640	271,200

Deferred revenue	195,628	191,426
Long-term debt	671,410	411,409
Deferred tax liabilities	81,700	37,840
Other long-term liabilities	31,302	7,287
Total liabilities	1,306,680	919,162
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,835,511 and 50,683,717 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	51	51
Additional paid-in capital	573,698	565,648
Treasury stock at cost, 2,547,427 shares as of September 30, 2016 and 2,120,944 shares as of December 31, 2015	(53,161)	(44,750)
Accumulated other comprehensive loss	(3,524)	(2,148)
Accumulated deficit	(278,547)	(280,624)
Total stockholders' equity	238,517	238,177
Total liabilities and stockholders' equity	$1,545,197	$1,157,339

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$190,686	$136,821	$523,303	$405,141
Fair value adjustment to deferred revenue	2,108	3,547	16,704	12,892
Non-GAAP revenue	$192,794	$140,368	$540,007	$418,033

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$3,346	$6,094	$2,077	$12,983
Amortization of intangibles	15,461	9,827	43,608	29,466
Asset impairment	1,979	—	1,979	—
Stock based compensation	5,008	5,067	15,208	15,251
Income tax expense	6,477	5,673	7,976	14,437
Restructuring expense	1,133	—	2,047	335
Corporate development	57	—	3,925	597
Amortization of debt discounts and fees	3,631	2,872	10,315	8,492
Cash income tax expense	(850)	(725)	(1,905)	(1,512)
Fair value adjustment to deferred revenue	2,108	3,547	16,704	12,892
Fair value adjustment to deferred expense	80	147	232	504
Non-GAAP net income	$38,430	$32,502	$102,166	$93,445

Diluted weighted average shares
Diluted shares:
Basic weighted average common shares	49,221	50,035	49,296	50,420
Diluted stock options	1,281	1,907	1,347	1,704
Diluted restricted stock	269	370	327	353
Total diluted weighted average common shares	50,771	52,312	50,970	52,477

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of GAAP net income per diluted share to non-GAAP net income per diluted share	2016	2015	2016	2015
GAAP net income per diluted share	$0.07	$0.12	$0.04	$0.25
Diluted equity	—	—	—	—
Amortization of intangibles	0.31	0.18	0.85	0.55
Asset impairment	0.04	—	0.04	—
Stock based compensation	0.10	0.10	0.30	0.29
Income tax expense	0.13	0.11	0.16	0.28
Restructuring expense	0.02	—	0.04	0.01
Corporate development	—	—	0.08	0.01
Amortization of debt discounts and fees	0.07	0.05	0.20	0.16
Cash income tax expense	(0.02)	(0.01)	(0.04)	(0.03)
Fair value adjustment to deferred revenue	0.04	0.07	0.33	0.25
Fair value adjustment to deferred expense	—	—	—	0.01
Non-GAAP net income per diluted share	$0.76	$0.62	$2.00	$1.78

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$18,093	$16,733	$32,583	$42,818
Amortization of intangibles	15,461	9,827	43,608	29,466
Asset impairment	1,979	—	1,979	—
Stock based compensation	5,008	5,067	15,208	15,251
Restructuring expense	1,133	—	2,047	335
Corporate development	57	—	3,925	597
Fair value adjustment to deferred revenue	2,108	3,547	16,704	12,892
Fair value adjustment to deferred expense	80	147	232	504
Non-GAAP operating income	$43,919	$35,321	$116,286	$101,863

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	9%	12%	6%	11%
Amortization of intangibles	8	6	9	6
Asset impairment	1	—	—	—
Stock based compensation	3	4	3	4
Restructuring expense	1	—	—	—
Corporate development	—	—	1	—
Fair value adjustment to deferred revenue	1	3	3	3
Fair value adjustment to deferred expense	—	—	—	—
Non-GAAP operating margin	23%	25%	22%	24%

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2016	2015	2016	2015
GAAP net income	$3,346	$6,094	$2,077	$12,983
Depreciation and amortization	21,165	13,846	59,351	41,439
Asset impairment	1,979	—	1,979	—
Stock based compensation	5,008	5,067	15,208	15,251
Restructuring expense	1,133	—	2,047	335
Corporate development	57	—	3,925	597
Fair value adjustment to deferred revenue	2,108	3,547	16,704	12,892
Fair value adjustment to deferred expense	80	147	232	504
Interest expense, net	8,270	4,966	22,530	15,398
Income tax expense	6,477	5,673	7,976	14,437
Adjusted EBITDA	$49,623	$39,340	$132,029	$113,836

Reconciliation of GAAP net income margin to adjusted EBITDA margin
GAAP net income margin	2%	4%	—%	3%
Depreciation and amortization	10	9	12	9
Asset impairment	1	—	—	—
Stock based compensation	3	4	3	4
Restructuring expense	1	—	—	—
Corporate development	—	—	1	—
Fair value adjustment to deferred revenue	1	3	3	3
Fair value adjustment to deferred expense	—	—	—	—
Interest expense, net	5	4	4	5
Income tax expense	3	4	1	3
Adjusted EBITDA margin	26%	28%	24%	27%

Reconciliation of GAAP gross profit to non-GAAP gross profit
Gross Profit	$132,306	$91,409	$356,114	$265,822
Fair value adjustment to deferred revenue	2,108	3,547	16,704	12,892
Fair value adjustment to deferred expense	80	147	232	504
Stock based compensation	270	467	1,033	1,487
Non-GAAP gross profit	$134,764	$95,570	$374,083	$280,705
Non-GAAP gross margin	70%	68%	69%	67%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$44,459	$35,159	$89,747	$112,570
Capital expenditures	(9,368)	(3,246)	(17,674)	(11,157)
Free cash flow	$35,091	$31,913	$72,073	$101,413

Net cash used in investing activities	$(9,615)	$(4,101)	$(322,483)	$(12,487)
Net cash (used in) provided by financing activities	$(21,973)	$(28,566)	$235,884	$(104,172)

Revenue
Subscription	$188,771	$135,020	$518,084	$399,166
Professional services and other	1,915	1,801	5,219	5,975
Total	$190,686	$136,821	$523,303	$405,141

	Three months ended September 30,		Nine months ended September 30,
Stock based compensation	2016	2015	2016	2015
Cost of revenue	$270	$467	$1,033	$1,487
Sales and marketing	1,206	1,160	3,769	3,609
Technology and development	1,111	771	2,725	2,281
General and administrative	2,421	2,669	7,681	7,874
Total	$5,008	$5,067	$15,208	$15,251

	Three months ended September 30,	Three months ended June 30,	Three months ended September 30,
	2016	2016	2015
Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU
GAAP revenue	$190,686	$187,818	$136,821
Fair value adjustment to deferred revenue	2,108	6,038	3,547
Non-GAAP revenue	$192,794	$193,856	$140,368
Professional services and other revenue	(1,915)	(1,697)	(1,801)
Non-GAAP subscription revenue used in ARPU	$190,879	$192,159	$138,567
Average subscribers (in thousands)	3,445	3,433	3,324
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$18.47	$18.66	$13.90

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$3,346	$6,094	$2,077	$12,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,165	13,846	59,351	41,439
Stock based compensation	5,008	5,067	15,208	15,251
Deferred income taxes	5,609	5,411	6,208	13,458
Amortization of debt discounts and issuance costs	3,630	2,872	10,315	8,492
Asset impairment	1,979	—	1,979	—
Changes in operating assets and liabilities:
Accounts receivable, net	(774)	1,118	(2,532)	3,761
Prepaid expenses and other assets	368	(1,206)	(10,567)	(1,425)
Deferred expenses	1,603	1,779	(983)	2,781
Accounts payable	1,673	(2,494)	88	(2,867)
Accrued expenses and other liabilities	(1,586)	399	(2,105)	2,028
Accrued compensation and benefits	5,069	4,712	(2,306)	7,402
Deferred revenue	(2,631)	(2,439)	13,014	9,267
Net cash provided by operating activities	44,459	35,159	89,747	112,570

Cash flows from investing activities
Business acquisitions	—	(855)	(303,262)	(1,330)
Capital expenditures	(9,368)	(3,246)	(17,674)	(11,157)
Other	(247)	—	(1,547)	—
Net cash used in investing activities	(9,615)	(4,101)	(322,483)	(12,487)

Cash flows from financing activities
Stock issuance costs	(16)	(32)	(22)	(82)
Common stock repurchased	(1,013)	—	(4,246)	(2,302)
Payments of long-term debt	(23,000)	(20,000)	(55,500)	(67,500)
Proceeds from exercise of stock options	2,611	2,421	3,816	6,642
Proceeds from borrowings on long-term debt	—	—	200,000	—
Proceeds from borrowings on revolving credit facility	—	—	115,000	—
Debt issuance costs	—	—	(5,700)	—
Common stock purchases under stock repurchase plan	(555)	(10,955)	(17,464)	(40,930)
Net cash (used in) provided by financing activities	(21,973)	(28,566)	235,884	(104,172)

Effect of exchange rate changes on cash	(3)	(5)	(36)	(3)

Net increase (decrease) in cash and cash equivalents	12,868	2,487	3,112	(4,092)
Cash and cash equivalents, beginning of period	8,950	15,906	18,706	22,485
Cash and cash equivalents, end of period	$21,818	$18,393	$21,818	$18,393

Supplemental cash flow information
Interest paid	$5,370	$2,767	$12,221	$7,649
Income tax paid	$741	$618	$2,787	$1,520